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                                     EXHIBIT 23.1




                            INDEPENDENT AUDITOR'S CONSENT


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                                   New Exhibit 23.1

                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of Fusion Medical Technologies, Inc. on Form S-8 of our report dated April 5, 1996, except for Notes 6 and 11 as to which the date is May 30, 1996, on our audits of the financial statements of Fusion Medical Technologies, Inc. as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994, and 1995 and for the cumulative period from October 14, 1992 (date of inception) to December 31, 1995, which report is incorporated by reference in the registration statement on Form SB-2.

COOPERS & LYBRAND L.L.P.

/s/  Coopers & Lybrand L.L.P.

San Jose, California
August 12, 1996

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